As filed with the Securities and Exchange Commission
on September 30, 1998.
                                                     Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             THERAGENICS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                     58-1528626
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
  Incorporation or Organization)
                              5325 Oakbrook Parkway
                             Norcross, Georgia 30093
               (Address of Principal Executive Offices) (Zip Code)

                             THERAGENICS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 Bruce W. Smith
                Secretary, Treasurer and Chief Financial Officer
                             Theragenics Corporation
                              5325 Oakbrook Parkway
                             Norcross, Georgia 30093
                     (Name and Address of Agent for Service)

                                 (770) 271-0233
          (Telephone Number, Including Area Code, of Agent for Service)

                          Copies of Communications to:

                             Eliot W. Robinson, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                                 Sixteenth Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303

                         CALCULATION OF REGISTRATION FEE
----------------------------------     ----------------- ------------------------ ----------------------- --------------------
                                                             Proposed Maximum         Proposed Maximum
      Title of Securities                Amount to Be          Offering Price         Aggregate Offering         Amount of
       To Be Registered                   Registered            Per Share(2)               Price(2)          Registration Fee
----------------------------------     ----------------- ------------------------ ----------------------- --------------------
----------------------------------     ----------------- ------------------------ ----------------------- --------------------
Common Stock, par value
$.01 per share....................          200,000(1)       $ 14.78125                $  2,956,250         $872.09
----------------------------------     ----------------- ------------------------ ----------------------- --------------------

(1) Representing shares to be issued by Theragenics Corporation (the "Company") in connection with the Theragenics Corporation Employee Stock Purchase Plan (the "Plan").
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act") and based on the average of the high and low sale prices for the Common Stock reported on the New York Stock Exchange for September 29, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in this Part I will be sent or given to the Plan participants as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

     (1) The Registrant's Registration Statement filed on Form 8-A on July 24, 1998 (File No. 0-15443);

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998(File No. 0-15443);

     (3) The Registrant's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 1998 (File No. 0-15443);

     (4) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (File No. 0-15443);

     (5) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-15443);

     (6) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on March 2, 1987 (File No. 0-15443); and

     (7) The description of Rights contained in the Registrant's
         Registration Statement on Form 8-A, as filed with the Commission on February 26, 1998 (File No. 0-15443).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Article Seventh, Section II(a) of the Registrant's Certificate of Incorporation provides for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law Section 145, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may otherwise be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Seventh, Section I of the Company's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

Item 8.  Exhibits.

         The  following  items  are  filed  as  exhibits  to  this  Registration
Statement. Where such filing is made by incorporation by reference to a previously filed statement or report, such statement or report is identified in parentheses.


Exhibit No.          Description

        5.1          Opinion of Powell, Goldstein, Frazer & Murphy LLP

       23.1          Consent of Grant Thornton LLP
                     Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in its exhibit
       23.2          filed as Exhibit 5.1)

       24.1 Power of Attorney (included in the signature page in Part II of this Registration Statement)


Item 9.  Undertakings.

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Atlanta, State of Georgia, on this 30 day of September, 1998.

                                          THERAGENICS CORPORATION



                                          By: /s/ M. Christine Jacobs
                                             -------------------------
                                             M. Christine Jacobs
                                             Chairman, President and Chief
                                             Executive Officer





                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Christine Jacobs and Bruce W. Smith, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                         Title                        Date



/s/ M. Christine Jacobs     President, Chief Executive        September 30, 1998
------------------------    Officer and Director, Chairman
M. Christine Jacobs



/s/ Bruce W. Smith          Secretary, Treasurer and Chief    September 30, 1998
------------------------    Financial Officer
Bruce W. Smith


/s/ John V. Herndon                  Director                 September 30, 1998
------------------------
John V. Herndon


/s/ Peter A. A. Saunders             Director                 September 30, 1998
------------------------
Peter A. A. Saunders

/s/ Charles R. Klimkowski            Director                 September 30, 1998
-------------------------
Charles R. Klimkowski



/s/ Otis W. Brawley, M.D.            Director                 September 30, 1998
-------------------------

Otis W. Brawley, M.D.


/s/ Orwin L. Carter, Ph.D.           Director                 September 30, 1998
-------------------------
Orwin L. Carter, Ph.D.

     Exhibit No.          Description
     -----------          ------------

        5.1          Opinion of Powell, Goldstein, Frazer & Murphy LLP

       23.1          Consent of Grant Thornton LLP

       23.2 Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in its exhibit filed as Exhibit 5.1)

       24.1 Power of Attorney (included in the signature page in Part II of this Registration Statement)